Exhibit 8.1

SUBSIDIARIES OF GLOBAL SOURCES LTD.
(as of April 30, 2011)

Name	Jurisdiction of Organization
1. 2B HK Limited	Hong Kong
2. A.S. Mediaconsult Limited	Republic of Cyprus
3. ASM Business Services Limited	Cayman Islands
4. Beijing Reed Advertising Co., Ltd	People’s Republic of China
5. China Magic Sourcing Limited	Hong Kong
6. China Media Advertising, Inc.	Liberia
7. China Sourcing Fairs (SA) Pte Ltd.	Singapore
8. China Sourcing Fairs (SG) Limited	Hong Kong
9. China Sourcing Fairs FZ-LLC	Dubai, United Arab Emirates
10. China Sourcing Fairs Limited	British Virgin Islands
11. Earldom Limited	British Virgin Islands
12. E-Commerce International Ltd.	Bermuda
13. EDN Asia Advertising Pte. Ltd.	Singapore
14. eMedia Asia Ltd.	Barbados
15. eMedia South China Limited	Hong Kong
16. Equitable Accounting Services Limited	Hong Kong
17. Event Marketing Services Limited	Hong Kong
18. Export Media Ltd.	British Virgin Islands
19. Fertile Valley Pte. Ltd	Singapore
20. Floro Company Limited	Hong Kong
21. Fortune Valley Ltd	Mauritius
22. Global Alliance Investment Holdings Limited	British Virgin Islands
23. Global City Properties Limited	British Virgin Islands
24. Global Exhibitions (Singapore) Pte. Ltd.	Singapore
25. Global Silver Ocean (Shanghai) Limited	British Virgin Islands
26. Global Sources Advertising ( Shenzhen) Co., Ltd.	People’s Republic of China
27. Global Sources Auctions Ltd.	Cayman Islands
28. Global Sources Direct (HK) Limited	Hong Kong
29. Global Sources Direct (Shenzhen) Co., Ltd.	People’s Republic of China
30. Global Sources Direct Limited	British Virgin Islands
31. Global Sources Exhibition Co., Ltd.	Taiwan
32. Global Sources Exhibitions & Events (India) Private Limited	India
33. Global Sources Exhibition (Shanghai) Co., Ltd.	People’s Republic of China
34. Global Sources Investment Holdings Limited	British Virgin Islands
35. Global Sources Limited	Hong Kong
36. Global Sources Properties (Shenzhen) Co., Ltd.	People’s Republic of China
37. Global Sources Properties Consultant (Shanghai) Co., Ltd.	People’s Republic of China
38. Global Sources Properties Limited	Hong Kong
39. Global Sources Research Foundation Limited	British Virgin Islands
40. Global Sources Technologies Ltd.	Bermuda
41. Global Sources USA, Inc.	USA – Delaware
42. Hillcrest Services Limited	British Virgin Islands
43. Japan Publishing Limited	Japan
44. Lazenby Services Limited	British Virgin Islands
45. Magic Exhibitions Hong Kong Limited	Hong Kong
46. Magic Sourcing Hong Kong Limited	Hong Kong
47. Media Advertising Ltd.	Cayman Islands
48. Media Data Systems Pte. Ltd	Singapore
49. Pine Grove B.V.	Netherlands
50. Publishers Representatives Limited	Hong Kong
51. Shanghai Yuanbo Exhibition & Advertising Co., Ltd.	People’s Republic of China
52. Shenzhen Herong GS Exhibition Co., Ltd.	People’s Republic of China
53. Steady Access Resources Limited	British Virgin Islands
54. Targeted Marketing Promotions Corp.	Liberia
55. Trade Magazine Productions Limited	Hong Kong
56. Trade Management Software Limited	Cayman Islands
57. Trade Media Holdings Limited	Cayman Islands
58. Trade Media Limited	Cayman Islands
59. Trade Media Marketing Service Limited	Hong Kong
60. Trade Point Hong Kong Limited	Hong Kong
61. World Executive’s Digest Limited	Cayman Islands